CONSULTING AGREEMENT


                                                     July 16, 1996


ParkerVision, Inc.
8493 Baymeadows Way
Jacksonville, FL  32256

Attention:  Mr. Jeffrey Parker, President

Dear Mr. Parker:

                  This will confirm the arrangements, terms and conditions pursuant to which Whale Securities Co., L.P. (the "Consultant"), has been retained to serve as a financial consultant and advisor to ParkerVision, Inc., a Florida corporation (the "Company"), on a non-exclusive basis for a period of three (3) years commencing on July 16, 1996; provided however that the Company may terminate this Agreement at any time upon written notice to Consultant, which termination shall not in any way affect the "Warrant" referred to in paragraph 2, below. The undersigned hereby agrees to the following terms and conditions:

                 1. Duties of Consultant.

                    (a) Advice Concerning Financing and Merger and Acquisition Proposals. Consultant shall, at the request of the Company, upon reasonable notice, assist the Company in developing, studying and evaluating financing and merger and acquisition proposals based upon documentary information provided to the Consultant by the Company.

                    (b) Wall Street Liaison. Consultant shall, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

                  The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

                  2. Compensation. As compensation for Consultant's services hereunder, the Company shall issue to Consultant and/or its designees a warrant (the "Warrant") to purchase 200,000 shares of Common Stock of the Company at an exercise price of $10 per share. The Warrant shall expire on July 16, 2001. The Warrant and the shares issuable upon the exercise thereof will contain piggyback registration rights and otherwise be in form reasonably satisfactory to Consultant, the Company and their respective counsel. By its signature hereto, Consultant is hereby authorizing and instructing the Company to issue the Warrants in the following names and denominations:

                  Holder                              No. of Shares
                  ------                              -------------
                  Whale Securities Co., L.P.             100,000
                  Frog Hollow Partners                   100,000

                  3. Available Time. Consultant shall make available such time as it, in its discretion, shall deem appropriate for the performance of its obligations under this agreement.

                  4. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereafter be agreed upon for a particular purpose. Except as might hereafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

                  5. Indemnity. The Company agrees to indemnify and hold Consultant and each of its partners, employees and agents and each of the officers, directors, shareholders, employees and agents of Consultant's general partner harmless from and against any and all losses, claims, damages, liabilities, costs and expenses, including, without limitation, reasonable attorney's fees and disbursements, to which Consultant or any such parties may become subject, arising in any manner out of or in connection with Consultant's rendering of services under this Agreement, except for any losses, claims, damages, liabilities, costs or expenses resulting from any act of Consultant involving its gross negligence or intentional misconduct.

                  6. Waiver of Special Anti-Dilution Rights. Reference is made to the Warrant Agreement, dated as of November 30, 1993, between the Company and Consultant pursuant to which the Company issued to the Consultant warrants to purchase 360,000 shares of the Company's common stock. The Company represents and warrants to Consultant that, prior to April 10, 1996 (on which date the Company agreed to consummate a transaction under Regulation S under the Securities Act of 1933), there were no adjustments to the exercise price of such warrants under paragraph 8 of the Warrant Agreement. In further consideration of the issuance to the Consultant of the Warrants hereunder, the Consultant hereby agrees that paragraph 8 of the Warrant Agreement shall be deleted and replaced by the following:

               "8. Adjustments.

                    8.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of shares of Common Stock underlying the Warrants shall be subject to adjustment from time to time as hereinafter set forth:

                         8.1.1 Stock Dividends - Recapitalization, Reclassifica-
tion,  Split-Ups.  If, after the date hereof,  and subject to the  provisions of
Section 8.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares.

                         8.1.2  Aggregation of Shares. If after the date hereof,
and subject to the provisions of Section 8.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

                         8.1.3  Adjustments  in  Exercise  Price.  Whenever  the
number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in this Section 8.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                         8.1.4  Replacement  of  Securities upon Reorganization,
etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 8.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation
(other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of the Warrants shall have the right thereafter (until the expiration of the right of exercise of the Warrants) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 8.1.1 or 8.1.2, then such adjustment shall be made pursuant to Sections 8.1.1, 8.1.2, 8.1.3 and this Section 8.1.4. The provisions of this Section 8.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                         8.1.5  Changes in Form of Warrant.  The form of Warrant
Certificate need not be changed because of any change pursuant to this Section, and Warrant Certificate issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrant Certificate as are stated in the Warrant Certificate initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrant Certificates reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

                   8.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights."

                   Upon the execution of this Agreement, the Warrant Agreement shall be deemed amended as set forth above and shall continue in full force and effect as so amended. Each of Consultant and Dickinson & Co. agree that such amendment shall be retroactive to the date of execution of the Warrant Agreement and that, based upon the Company's representation and warranty contained in the first paragraph of this Section 6, the "Exercise Price" under the Warrant Agreement is currently $8.25. Each of Consultant and Dickinson & Co. represent that it has full right and authority to effect the foregoing amendment.

                  7. Assignment and Termination. This Agreement shall not be assignable by any party; provided that the Consultant may transfer or assign the Warrants as specified therein.

                  8. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                  9. Counterparts. This Agreement may be signed in counter-parts which, together, shall constitute one and the same Agreement.

                  If the foregoing reflects your understanding, please execute the enclosed copy of this letter and return it to Consultant, whereupon this letter shall become a binding agreement between the Company and Consultant.

                                       Very truly yours,

                                       WHALE SECURITIES CO., L.P.



                                       By:  Whale Securities Corp.,
                                            General Partner


                                            By: ___________________________
                                                 Name:  William G. Walters
                                                 Title: Chairman
AGREED AND ACCEPTED:

PARKERVISION, INC.


By: _____________________________
     Name:  Jeffrey Parker
     Title: President


Paragraph 6 is accepted and agreed to:

DICKINSON & CO.


By: _____________________________

                               PARKERVISION, INC.
                               8493 BAYMEADOWS WAY
                           JACKSONVILLE, FLORIDA 32256


                                              As of September 30, 1996

Whale Securities Co., L.P.
650 Fifth Avenue
New York, New York 10019

Attention: Mr. William G. Walters

Gentlemen:

                  This will confirm that we have amended our Consulting Agreement dated July 16, 1996 to provide for a five (5) year term as opposed to the existing three (3) year term, without any increase in compensation payable to you thereunder.

                  Please indicate your acceptance by signing in the space provided below.

                                             Sincerely,

                                             PARKERVISION, INC.



                                             By: ______________________________
                                                  Jeffrey Parker, President

ACCEPTED AND AGREED TO:

WHALE SECURITIES CO., L.P.

By: Whale Securities Corp.,
    General Partner


By:______________________________
     William G. Walters, Chairman